Exhibit 10.33

THE EXCESS SAVINGS PLAN

OF

CELERA CORPORATION

Effective July 1, 2008

THE EXCESS SAVINGS PLAN

OF

CELERA CORPORATION

The Celera Corporation, a Delaware corporation having its principal place of business in Alameda, California, hereby adopts as of July 1, 2008, The Excess Savings Plan of Corporation.

Prior to July 1, 2008, Celera Corporation was operated as a business unit of Applera Corporation, became a wholly-owned subsidiary of Applera Corporation, and after its split-off from Applera Corporation, Celera Corporation became a separate public company.  In addition to providing retirement benefits where contributions are limited under the Savings Plan because of the application of Code Section 415 and Code Section 401(a)(17) for Employees of Celera, this Plan is being established to administer accrued benefits and account balances earned pursuant to the Excess Benefit Plan of Applera Corporation and the Applera Corporation Supplemental Executive Retirement Plan by Participants who previously were Employees of Applera Corporation.

ARTICLE 1

Definitions

The words and phrases defined hereinafter shall have the following meaning:

Section 1.1 – Act.  Shall mean the Employee Retirement Income Security Act of 1974, as amended.

Section 1.2 – Beneficiary.  Shall mean the person or persons named under the provisions of Section 4.4 of this Plan.

Section 1.3 – Board of Directors.  Shall mean the Board of Directors of the Company.

Section 1.4 – Change in Control Event.  shall mean and shall be deemed to occur upon a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Substantial Assets.  For this purpose:

(a)           A “Change in Ownership” shall mean that a person or group acquires more than fifty percent (50%) of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a Change in Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than fifty percent (50%) of the aggregate fair market value or voting power of the Company’s capital stock.

(b)           A “Change in Effective Control” shall mean that (a) a person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition by such person or group) ownership of the capital stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company, or (b) a majority of the members of the Board of the Company is replaced during any twelve (12)-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.

(c)           A “Change in Ownership of Substantial Assets” shall mean that any person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition) assets of the Company with an aggregate gross fair market value of not less than forty percent (40%) of the aggregate gross fair market value of the assets of the Company immediately prior to such acquisition.  For this purpose, gross fair market value shall mean the fair value of the affected assets determined without regard to any liabilities associated with such assets.

The Board shall determine whether a Change in Control Event has occurred hereunder in a manner consistent with the provisions of Section 409A and the regulations and applicable guidance promulgated thereunder.

Section 1.5 – Code.  Shall mean the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

Section 1.6– Company.  Shall mean the Celera Corporation, a Delaware corporation, or any successor to it in ownership of all or substantially all of its assets.

Section 1.7– Committee.  Shall mean the Committee as appointed by the Board of Directors and shall be the same Committee as constituted under Article 10 of the Celera Corporation Deferred Compensation Plan.

Section 1.8 – Defined Contribution Account – Shall mean the book account which reflects the credits under Section 4.1(a) of the Plan,  adjusted to take into account investment income and gain or loss experienced by the Measurement Funds as selected by the Participant or other investment as selected by the Committee.

Section 1.9 – Defined Contribution Credit – Shall mean the credit to a Participant’s Defined Contribution Account under Section 4.1(a) of the Plan.

Section 1.10 – Effective Date.  Shall mean July 1, 2008.

Section 1.11 – Employee.  Shall mean any person, including any officer or director who is employed in the service of the Company and who is a participant in the Savings Plan.

Section 1.12 – Grandfathered Benefits – Shall mean any benefit or credit under the Prior Plan or the SERP which has been transferred to the Plan in connection with the Company’s split-off from Applera Corporation, and which was vested prior to January 1, 2005 and has been determined to be exempt from the provisions of Section 409A of the Code pursuant to IRS regulations.

Section 1.13 – Measurement Funds.  Shall mean a fund selected by the Committee for the purpose of crediting additional amounts to a Participant’s Defined Contribution Account or SERP Accrued Benefit Account.  A Participant may elect one or more of the Measurement Funds.  The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund on a prospective basis at any time and in any manner it deems appropriate.

Section 1.14 – Plan.  The Excess Savings Plan of  Celera Corporation.

Section 1.15 – Prior Plan.  The Excess Benefit Plan of Applera Corporation, including amounts earned and vested prior to January 1, 2005, such amounts shall be governed by the terms of the Prior Plan in effect on October 3, 2004 and nothing in this Plan Document shall affect amounts previously earned and vested under the Prior Plan.  It is intended that all amounts earned and vested under the Prior Plan prior to January 1, 2005 shall be considered grandfathered from the application of Section 409A.

Section 1.16 – Prior Plan Account.  Shall mean the book account which reflects the account balance transferred from the Prior Plan under Section 4.1(b) of the Plan,  adjusted to take into account investment income and gain or loss experienced by the Measurement Funds as selected by the Participant or other investment as selected by the Committee.

Section 1.17 – Prior Savings Plan.  Shall mean the Employee 401(k) Savings Plan of Applera Corporation.

Section 1.18 – Plan Year.  Shall mean each twelve (12) consecutive month period from July 1 to the next succeeding June 30.

Section 1.19 – Savings Plan.  – Shall mean the Celera Corporation 401(k) Plan.

Section 1.20 – Section 409A – Shall mean Section 409A of the Code and the Treasury regulations and applicable guidance promulgated thereunder.

Section 1.21 – Section 409A Benefits – Shall mean any benefit or credit which first became vested after December 31, 2004 or accrued or was credited after December 31, 2004 including amounts accrued or credited under the Prior Plan which has been transferred to the Plan in connection with the Company’s split-off from Applera Corporation.

Section 1.22 – SERP – Shall mean the Applera Corporation Supplemental Executive Retirement Plan.

Section 1.23 – SERP Accrued Benefit Account – Shall mean the book account established to hold a Participant’s accrued benefit, if any, earned pursuant to Article 4 of the SERP, during such Participant’s employment with Applera, calculated as of July 1, 2008 (or such other relevant date as specified by the Committee), which has been transferred to the Plan following the Company’s split-off from Applera Corporation, adjusted to take into account investment income and gain or loss (but no further benefit accrual) experienced by the Measurement Funds as selected by the Participant or other investment as selected by the Committee.

Section 1.24 – Specified Employee – Shall mean one of the top fifty (50) highest compensated employees of the Company and its controlled group determined pursuant to the Company’s procedures and consistent with Section 409A and the regulations promulgated thereunder.

Any word or phrase that is not a defined term in this section, which is a defined word or term in the Savings Plan,  the Prior Plan or the SERP and is used in this Plan, shall have the same meaning as it does in the Plan in which it appears.

ARTICLE 2

Purpose of Plan

Section 2.1 - Purpose.  This Plan is designed to provide retirement benefits payable out of the general assets of the Company where contributions are limited under the Savings Plan because of the application of Code Section 415 and Code Section 401(a)(17) and the provisions of the Savings Plan which implement such sections.  In addition to providing retirement benefits where contributions are limited under the Savings Plan because of the application of Code Section 415 and Code Section 401(a)(17) for Employees of Celera, this Plan is being established to administer accrued benefits and account balances earned pursuant to the Prior Plan and/or the SERP by Participants who previously were Employees of Applera Corporation.

ARTICLE 3

Eligibility

Section 3.1 - Eligibility.  Participation in the Plan shall be limited to a select group of management or highly compensated Employees of the Company, as determined by the Committee in its sole discretion.  From that group, the Committee shall select in its sole discretion, Employees to participate in the Plan.

ARTICLE 4

Benefits

Section 4.1 – Amount of Benefits.  The benefit payable under this Plan shall be equal to the sum of the following amounts:

(a)                   an amount equal to the Company Matching Contributions which would have been allocated on behalf of the Employee under Section 1.10 of the Savings Plan if the limitations of Code Sections 401(a)(17) and 415 were inapplicable; and

(b)                  the account balance, if any, under the Prior Plan attributable to the account balance accumulated pursuant to the Prior Savings Plan because such contributions were limited due to the application of Code Section 415 and Code Section 401(a)(17) and the provisions of the Prior Savings Plan which implemented such sections which account balance, under the Prior Plan has been transferred to and assumed by the Company; and

(c)                   an amount equal to the SERP Accrued Benefit Account, if any.

In order to receive a Defined Contribution Credit, pursuant to Section 4.1(a) of the Plan, the Employee must make a Deferral Contribution to the Savings Plan equal to the Section 402(g) of the Code limitation.  The amount of the Defined Contribution Credit under this Plan shall be equal to the lesser of (i) six percent (6%) of the Employee’s gross compensation before pre-tax reductions or (ii) the Section 402(g) of the Code limitation offset by the Company Matching Contribution in the Savings Plan.

Section 4.2 – Form of Benefit Payment.

(a)                   Grandfathered Benefits payable to or on behalf of an Employee or his Beneficiary resulting from the provisions of Section 4.1 shall be payable as follows:

(i)      The form of a benefit payable under Section 4.1(a) shall be in a lump sum.

(ii)     A Grandfathered Benefit payable under Section 4.1(b) shall be paid in accordance with the terms of the Prior Plan, including the election forms executed by the Participant pursuant to the Prior Plan.  Notwithstanding the foregoing, if the lump sum present value of an Employee’s benefit at time of payment is equal to or less than $5,000, such benefit shall be paid in a lump sum.

(iii)         The benefit payable pursuant to the SERP shall be paid in accordance with the terms of the SERP, including the election forms, if any, executed by the Participant under the SERP.

(b)                  Section 409A Benefits. Benefits under both Section 4.1(a) and (b) shall be paid in a lump sum.

Section 4.3 - Time of Benefit Payments.

(a)                   Grandfathered Benefits due under this Plan shall be paid at such time or times following the Employee’s termination, retirement or death as the Committee in its discretion determines.

(b)                  Unless distributed earlier as provided in this Plan and/or permitted pursuant to Code Section 409A, distributions of a Participant’s Section 409A Benefits and SERP Accrued Benefit Account, if any, shall be paid or shall commence within sixty (60) days of the earlier of a Participant’s separation from service or death. If a Participant is classified as a Specified Employee at the time of such Participant’s separation from service, then, to the extent necessary to comply with Section 409A of the Code, distributions of such Participant’s Code Section 409A Benefits and SERP Accrued Benefit Account shall be paid (or commence) during the thirty (30) day period following the six (6) month anniversary of such Participant’s separation from service.

Section 4.4 - Beneficiary in the Event of Death.

(a)                   Each Employer shall have the right, at any time, to designate his Beneficiary for purposes of the Section 4.1(a) Defined Contribution Account to receive any benefits payable under the Plan upon his death. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Employee participates.

(b)                  An Employee shall designate his Beneficiary in the form and manner specified by the Committee. An Employee shall have the right to change his Beneficiary by complying with the terms of the Committee’s rules and procedures, as in effect from time to time. If a married Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously made shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation made by the Employee and accepted by the Committee prior to his death.

(c)                   No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

(d)                  Upon the death of an Employee, any remaining benefits due under this Plan to an Employee other than benefits resulting from subsection 4.1(b) shall be distributed to (i) the Beneficiary designated by the Employee under this Plan, or if none, (ii) the Beneficiary designated by the Employee under the Prior Plan, or if none, (iii) the Beneficiary designated by the Employee under the Savings Plan, or if none, (iv) the estate of the deceased Employee.

Section 4.5 - Benefits Unfunded. Benefits payable under this Plan shall be paid by the Company each year out of its general assets and shall not be funded in any manner.

Section 4.6 - Vesting. An Employee shall not have a right to a benefit under this Plan unless:

(a)                   he has completed years of vesting service under the Savings Plan or the Prior Savings Plan in accordance with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 or more	100%

(b)                  he has completed years of vesting service under the SERP in accordance with Section 4.3 of the SERP.

For purposes of determining vesting service under the Plan, years of vesting service shall include service with Applera Corporation.

Section 4.7 – Forfeiture. A forfeiture shall occur when an Employee terminates employment and is less than one hundred percent (100%) vested as described in Section 4.6. The unvested interest in the Employee’s benefit shall be forfeited at the end of the first Plan Year during which the Employee terminated employment. Any forfeiture shall be restored at the same time as the forfeiture is restored in the Savings Plan or the SERP, if applicable.

Any benefits forfeited under the Plan may be used by the Company to pay Plan expenses or to fund any Employer Defined Contribution Credits.

ARTICLE 5

Investment Direction

Section 5.1 – Investment of Defined Contribution Credit. A Participant shall elect, in such form and manner and at the time as the Committee may direct or permit, the percentage of his or her Defined Contribution Credit and SERP Accrued Benefit Account, if any, that will be deemed invested in each Measurement Fund. An initial investment election of a Participant shall be made at the time specified by the Committee for existing Participants and for new Participants, the date the Participant commences or recommences participation in the Plan. The Participant may make changes to such investment elections at such times and in such manner as the Committee may permit, and such elections shall apply to his or her Defined Contribution Credit and SERP Accrued Benefit Account, if any, from and after the effective date of such election. Any investment election timely and properly made pursuant to this Section 5.1 with respect to a Participant’s Defined Contribution Credit and/or SERP Accrued Benefit Account, if any, shall remain in effect until changed by the Participant. The Committee shall have complete discretion to adopt and revise procedures to be followed in making investment elections.

Section 5.2 – Investment of Existing Defined Contribution Account. A Participant, in connection with his or initial Defined Contribution Credit election or SERP Accrued Benefit Account election, if any, in accordance with Section 5.1 above, shall elect, in such form, at the time, and in the manner as the Committee may direct or permit, the percentage of his or her exiting Defined Contribution Account and/or SERP Accrued Benefit Account, if any, that will be deemed invested in each Measurement Fund. The Participant may make changes to such investment elections at such times and in such manner as the Committee may permit, and such elections shall apply to his or her Defined Contribution Account and/or SERP Accrued Benefit Account, if any, from after the effective date of such election. Any investment election timely and properly made pursuant to this Section 5.2 with respect to a Participant’s Defined Contribution Account or SERP Accrued Benefit Account, if any, shall remain in effect until changed by the Participant. The Committee shall have complete discretion to adopt and revise procedures to be followed in making investment elections.

Section 5.3 – Proportionate Allocation. In making any election described in Sections 5.1 and 5.2 above, the Participant shall specify, in any whole percentage, the percentage of his or her Defined Contribution Account, and/or SERP Accrued Benefit Account, if any, to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Defined Contribution Account and/or SERP Accrued Benefit Account, if any, as the case may be). Such election shall be made in such form and manner as the Committee shall direct or permit.

Section 5.4 – Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant’s Defined Contribution Account and/or SERP Accrued Benefit Account, if any, shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (a) a Participant’s Defined Contribution Account was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable as of the close of business on such date and at the closing price on such date; (b) the portion of the SERP Accrued Benefit Account, if any, that was credited was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable as of the close of business on the business day on which such amounts were credited to the SERP Accrued Benefit Account at the closing price on such date; and (c) any distribution made to a Participant that decreases such Participant’s Defined Contribution Account, and SERP Accrued Benefit Account ceased being invested in the Measurement Fund(s), in the percentages applicable, as of the business day prior to the distribution, at the closing price on such date.

Section 5.5 – No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Defined Contribution Account and/or SERP Accrued Benefit Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Defined Contribution Account or SERP Accrued Benefit Account shall not be considered or construed in any manner as an actual investment of, or as a requirement or direction to actually invest, his or her Defined Contribution Account or SERP Accrued Benefit Account, if any, in any such Measurement Fund. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Defined

Contribution Account and SERP Accrued Benefit Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf of the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.

ARTICLE 6

Administration

Section 6.1 - Committee Duties. The Plan shall be administered by a Committee which shall be appointed by the Board of Directors and shall be the same Committee as constituted under Article 10 of The Celera Corporation Deferred Compensation Plan. Members of the Committee may be participants under the Plan. The Committee shall also have the absolute discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (b) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a participant shall not vote or act on any matter relating solely to himself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by an Employee or the Company.

Section 6.2 - Agents. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

Section 6.3 - Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

Section 6.4 - Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

Section 6.5 — Claims Procedure

(a)                   Presentation of Claim. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Committee in writing by the Participant or Beneficiary of a deceased

Participant (such Participant or Beneficiary being referred to below as a “Claimant”).

(b)                  Notification of Decision. The Committee shall consider a Claimant’s claim within ninety (90) days after the Committee receives the claim, unless special circumstances require an extension of time, in which case the Committee has up to an additional ninety (90) days for processing the claim. If an extension of time for processing is required, written or electronic notice of the extension shall be furnished to the applicant before the end of the initial ninety (90)-day period describing the special circumstances necessitating the additional time and the date by which the Committee is to render its decision. The Committee shall notify the Claimant in writing:

(i)    that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii)   that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(1)   the specific reason(s) for the denial of the claim, or any part of it;

(2)   specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(3)   a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(4)   an explanation of the claim review procedure set forth in Section 6.5(c) below.

(c)                   Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim, which request shall set forth all of the grounds on which such request is based, all facts in support of the request and any other matters that the Claimant believes are pertinent. Thereafter, the Committee shall give the Claimant (or the Claimant’s duly authorized representative), a reasonable opportunity for a full and fair review of the claim and adverse benefit determination including:

(i)    the opportunity to receive, upon request and free of charge, copies of all documents, records and other information relevant to the Claimant’s claim for benefits;

(ii)   the opportunity to submit written comments, other documents or information; and

(iii)  a review that takes into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)                  Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i)    specific reasons for the decision;

(ii)   specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(iii)  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(iv)  a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(e)                   Legal Action. A Claimant’s compliance with the foregoing provisions of this Section 6.5 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim under the Plan.

ARTICLE 7

Amendment and Termination

Section 7.1 - Amendment and Termination. While the Company intends to maintain this Plan in conjunction with the Pension Plan and the Savings Plan for as long as necessary, the Company acting through its Board, reserves the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate.

Section 7.2 - Committee and Amendment of Plan. Notwithstanding Section 7.1 above, the Committee shall be authorized to amend the Plan without the approval of the Board. However, the Committee shall not have the authority to amend the Plan if such amendment shall have a financial impact to the Company of one million dollars or more.

ARTICLE 8

Trust

Section 8.1 – Establishment of the Trust Notwithstanding the Unfunded Status of the Plan. The Company may establish a grantor Trust, and may transfer over to the Trust such assets as the Company determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Defined Contribution Account, and the SERP Accrued Benefit.

Section 8.2 – Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants, and the creditors of the Company to the assets transferred to the Trust.

Section 8.3 – Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under the Plan.

ARTICLE 9

Miscellaneous

Section 9.1 – Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

Section 9.2 – Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of the Company. For purposes of the payment of benefits under the Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

Section 9.3 – Company’s Liability. This Plan supersedes and shall be in lieu of all prior plans, arrangements, or understandings regarding the benefits provided by the Plan, whether written or oral.

Section 9.4 – Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment, or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise.

Section 9.5 – Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a

Participant the right to be retained in the service of the Company as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

Section 9.6 – Furnishing Information. A Participant or his or her Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

Section 9.7 – Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

Section 9.8 – Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

Section 9.9 – Governing Law. The provisions of the Plan shall be construed and interpreted according to the internal laws of the State of Connecticut without regard to its conflicts of laws principles.

Section 9.10 – Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Celera Corporation
1401 Harbor Bay Parkway
Alameda, California 94502
Attn:  Vice President,  Site & Human Resources Services

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the

Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

Section 9.11 – Successors. The provisions of the Plan shall bind and inure to the benefit of the Participant’s Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

Section 9.12 – Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and, except as otherwise provided in Section 9.15, shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

Section 9.13 – Validity. In case any provision of the Plan shall be determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

Section 9.14 – Incompetency. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetence, incapacity, or guardianship, as it may deem appropriate, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

Section 9.15 – Legal Fees to Enforce Rights After Change in Control Event. The Company is aware that upon the occurrence of a Change in Control Event, the Board or (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control Event, it should appear to any participant that the Company, or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish, or to recover from any participant the benefits intended to be provided, then the Company irrevocably authorize such participant to retain counsel of his or her choice at the expense of the Company to represent such participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company or any successor thereto in any jurisdiction.

Section 9.16 – Tax Withholding. The Company or the trustee of the Trust shall withhold, in such manner as determined by the Company or the trustee (as the case may be) in its sole discretion, from any payments made to a Participant under the Plan such amount or amounts as may be required to comply with all federal, state, and local income, employment, and other withholding obligations.

Section 9.17 – Effect on Other Employee Benefit Plans. Any benefit paid or payable under this Plan shall not be included in a Participant’s compensation for purposes of computing benefits under any employee benefit plan maintained or contributed to by an Employer except as may otherwise be required under the terms of such employee benefit plan.

Section 9.18 – Compliance with Section 409A. The Plan and the benefits provided hereunder are intended to comply with Section 409A and the regulations and guidance issued thereunder to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent. Although the Company intends to administer the Plan so that it will comply with, the requirements of Section 409A, the Company, do not represent or warrant that the Plan will comply with Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

The information contained herein has been provided by Celera Corporation and is the sole responsibility of Celera Corporation.